CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the incorporation by reference in the registration statement of Precision Standard, Inc. on Form S-8 (File Nos. 33-
34206 and 33-79676) of our report dated March 31, 1996, except for
Note 6 and Note 7 as to which the date is April 15, 1996, on our audits of the consolidated financial statements and financial statement schedules of Precision Standard, Inc. as of December 31, 1995 and for the years ended December 31, 1995 and 1994, which report is included in this Annual Report on Form 10-K.





Birmingham, Alabama                     COOPERS & LYBRAND L.L.P.
March 31, 1997